AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 29, 2004

                                                 REGISTRATION NO. [            ]

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                PFF BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                             95-4561623
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                 ---------------

                                PFF Bancorp, Inc.
                             350 South Garey Avenue
                                Pomona, CA 91766
                                 (909) 623-2323
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                                 ---------------

                                PFF BANCORP, INC.
                           2004 EQUITY INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                 ---------------

                              Mr. Larry M. Rinehart
                      President and Chief Executive Officer
                                PFF Bancorp, Inc.
                             350 South Garey Avenue
                                Pomona, CA 91766
                                 (909) 623-2323

                                    Copy to:

                             V. Gerard Comizio, Esq.
                           Thacher Proffitt & Wood LLP
                     1700 Pennsylvania Avenue, NW, Suite 800
                              Washington, DC 20006
                                 (202) 347-8400
                     (NAME AND ADDRESS, INCLUDING ZIP CODE,
             TELEPHONE NUMBER AND AREA CODE, OF AGENT FOR SERVICE)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

============================= ===================== ======================== =========================== ====================
                                                       Proposed Maximum           Proposed Maximum
Title of Securities to be         Amount to be        Offering Price Per         Aggregate Offering           Amount of
Registered                       Registered(1)               Share                    Price(2)            Registration Fee
----------------------------- --------------------- ------------------------ --------------------------- --------------------
Common Stock, $.01 par value       1,815,022                  (2)                   $71,421,115               $9,049.06
============================= ===================== ======================== =========================== ====================

(1) Based on the number of shares of common stock of PFF Bancorp, Inc. ("PFF") reserved for issuance upon the exercise of options and restricted stock awards to be granted under the 2004 Equity Incentive Plan (the "Plan"). There are a maximum of 1,815,022 shares of common stock authorized for awards under the 2004 Equity Incentive Plan. In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of PFF that, by reason of certain events specified in the Plan, may become issuable upon exercise of options or grant of awards through the application of certain anti-dilution provisions.
(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which a total of 1,815,022 shares that may be acquired upon exercise of options or pursuant to other equity awards granted in the future are deemed to be offered at $39.35 per share, the average of the daily high and low sales prices of common stock of PFF on the New York Stock Exchange at the close of trading on October 26, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

                  Not required to be filed with the Securities and Exchange Commission (the "Commission").


ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not required to be filed with the Commission.

                  Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents and information heretofore filed with the Commission by the Registrant are incorporated by reference in this registration statement:

         (1) the description of PFF's common stock contained in PFF's Registration Statement on Form 8-A, filed on December 11, 1995, and any amendments thereto;

         (2) PFF's Annual Report on Form 10-K for the year ended March 31, 2004, filed on June 14, 2004; and

         (3) all other reports filed after March 31, 2004 by the Registrant under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this registration statement, a report furnished on Form 8-K shall not be incorporated by reference into this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  PFF will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to: PFF Bancorp, Inc., 350 South Garey Avenue, Pomona, CA 91766, Attention: Corporate Secretary. Telephone requests may be directed to (909) 623-2323.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, an incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

         Article TENTH of PFF's Certificate of Incorporation provides that (note that PFF is referred to as the Corporation in the Certificate of Incorporation):

         A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding against the Corporation (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter and "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

         D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

         E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

         Similarly, Article ELEVENTH of PFF's Certificate of Incorporate provides that:

         A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         PFF and/or PFF Bank & Trust has entered into Employment Agreements and/or Termination and Change in Control Agreements with each of Messrs. Rinehart, McCarthy, Talbott, Brooks, Golish, Groene, Martin, Milhiser, Smith, Steffanci and Ms. Scullin pursuant to which it has undertaken contractually to provide indemnification and insurance coverage in the manner described above.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.           EXHIBITS.

                  See exhibits list.

ITEM 9.           UNDERTAKINGS.

         A. RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic report filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         D. FILING OF REGISTRATION ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pomona, State of California on October 27, 2004.

                                        PFF Bancorp, Inc.
                                        (Registrant)


                                        By:/s/ Larry M. Rinehart
                                           --------------------------------
                                           Larry M. Rinehart
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                        TITLE                                  DATE
               ---------                                        -----                                  ----
/s/ Larry M. Rinehart                    President, Chief Executive Officer and Director      October 27, 2004
---------------------------------------  (principal executive officer)
Larry M. Rinehart

/s/ Gregory C. Talbott                   Executive Vice President, Chief Financial Officer    October 27, 2004
---------------------------------------  and Treasurer (principal financial officer)
Gregory C. Talbott

/s/ Donald R. Descombes                  Chairman of the Board                                October 27, 2004
---------------------------------------
Donald R. Descombes

/s/ Robert W. Burwell                    Vice Chairman of the Board                           October 27, 2004
---------------------------------------
Robert W. Burwell

/s/ Stephen C. Morgan, Ed. D.            Director                                             October 27, 2004
---------------------------------------
Stephen C. Morgan, Ed. D.

/s/ Curtis W. Morris                     Director                                             October 27, 2004
---------------------------------------
Curtis W. Morris

`/s/ Jil H. Stark                         Director                                             October 27, 2004
---------------------------------------
Jil H. Stark

/s/ Royce A. Stutzman                    Director                                             October 27, 2004
---------------------------------------
Royce A. Stutzman

                                  EXHIBIT INDEX



          EXHIBIT                                                  DESCRIPTION
          NUMBER
          ------
           4.1              PFF  Bancorp,  Inc.  2004 Equity  Incentive  Plan  (previously  filed on July 22, 2004 as
                            Appendix A to PFF  Bancorp,  Inc.'s  Proxy  Statement  on Schedule  14A and  incorporated herein by reference).
           4.2              Form of Option Agreement under the PFF Bancorp, Inc. 2004 Equity Incentive Plan.
           4.3              Form of Restricted Stock Award under the PFF Bancorp, Inc. 2004 Equity Incentive Plan.
            5               Opinion  of  Thacher  Proffitt  & Wood LLP,  counsel  for PFF  Bancorp,  Inc.,  as to the legality of the securities being registered.
           23.1             Consent of Thacher Proffitt & Wood LLP  (included in Exhibit 5 hereof).
           23.2             Consent of KPMG LLP